Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2004, in the Registration Statement and related Prospectus of ReGen Biologics, Inc. for the registration of 47,624,409 shares of its common stock filed on April 26, 2004.

Baltimore, Maryland April 23, 2004	/s/ Ernst & Young LLP